UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 08, 2025

American Well Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39515	20-5009396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street 26th Floor
Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 204-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	AMWL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2025, American Well Corporation (the “Company”), Aligned Telehealth, LLC, a wholly owned subsidiary of the Company (the “Seller”), and Avel eCare, LLC (the “Buyer”) entered into an asset purchase agreement (the “Agreement”) relating to the sale by the Seller, and the purchase by the Buyer, of all property and assets owned, leased or licensed by the Seller that are primarily used or held for use in connection with the Company’s business of providing telepsychiatry services to hospitals and correctional programs (the “Business”), subject to certain specified exclusions such as cash. In connection with such purchase and sale, the Buyer assumed specified contracts and the related accounts receivable and all accounts payable and accrued expenses of the Business. The purchase price is comprised of (i) an upfront cash payment of $20,714,459, which is equal to 1.1x the Business’ trailing twelve-month revenue, excluding on-site revenue attributable to certain of the Business’ contracts, subject to customary adjustments and (ii) an additional cash payment (the “Additional Payment”) equal to 0.4x the Buyer and its affiliates’ aggregate revenues arising from the provision of the Business to current customers and potential customers in the sales pipeline of the Company Group (as defined below) during the twelve-month period immediately following the closing, excluding revenues arising from the provision of on-site psychiatric services to certain of the Business’ contracts and other specified revenues, which Additional Payment is payable within ten days following the final determination of the Additional Payment amount. If the Buyer experiences certain change-of-control events during the twelve-month period immediately following the closing or if the Buyer fails to pay the Additional Payment (“Acceleration Event”), the Seller may elect to receive an amount equal to 0.4x the Buyer and its affiliates’ aggregate revenues arising from the provision of the Business to current customers and potential customers in the sales pipeline of the Company Group during the twelve-month period ending on the last day of the month immediately preceding the month in which the applicable Acceleration Event occurs. The Agreement includes a four-year non-competition covenant and a one-year non-solicitation covenant of the Company and the Seller, customary representations and warranties of the parties and customary indemnification provisions. The foregoing summary is qualified in its entirety by the Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

The closing of the purchase and sale transaction contemplated by the Agreement occurred, and the Company received the upfront payment, on January 8, 2025. In connection with the foregoing, Dr. Cynthia Horner transferred the ownership of Asana Integrated Medical Group (“Asana” and together with the Seller, the “Company Group”), the affiliated clinical partner of the Seller, to a doctor affiliated with the Buyer. In connection with the foregoing, the Company issued a press release, which is attached as Exhibit 99.2 hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Pro forma financial information required pursuant to Article 11 of Regulation S-X is included in Exhibit 99.1 of this Current Report on Form 8-K and incorporated by reference herein.

(d) Exhibits.

10.1† Asset Purchase Agreement, dated January 8, 2025, among American Well Corporation, Aligned Telehealth, LLC and Avel eCare, LLC

99.1 Pro forma financial information

99.2 Press release dated January 9, 2025

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WELL CORPORATION

Date:	January 10, 2025	By:	/s/ Bradford Gay
Bradford Gay Senior Vice President, General Counsel